Exhibit 10.14





                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     This Agreement made as of the 1st day of November, 2001, by and between WEBSTER BANK, a federally chartered savings bank with an office at 145 Bank Street, Waterbury, Connecticut 06702 (the "Lender") and VERMONT PURE HOLDINGS, LTD, (f/k/a VP Merger Parent, Inc.), a Delaware corporation with an office at Catamount Industrial Park, Route 66, Randolph, Vermont 05060 ("Holdings"), CRYSTAL ROCK SPRING WATER COMPANY, a Connecticut corporation with an office at 1050 Buckingham Street, Watertown, Connecticut 06795 ("Crystal Rock"), PLATINUM ACQUISITION CORP. (f/k/a Vermont Pure Holdings, Ltd.), a Delaware corporation with an office at Catamount Industrial Park, Route 66, Randolph, Vermont 05060 ("Platinum") and VERMONT PURE SPRINGS, INC., a Delaware corporation with an office at Catamount Industrial Park, Route 66, Randolph, Vermont 05060 ("VPS", and collectively with Holdings, Crystal Rock and Platinum, the "Obligors").

     WHEREAS, the Lender and the Obligors entered into a Loan and Security Agreement dated as of October 5, 2000, as modified by Modification Agreement dated as of June 27, 2001 (as so modified, the "Original Loan and Security Agreement") pursuant to which the Lender made loans or otherwise extended credit to the Obligors and the Obligors granted a security interest in certain collateral described therein to the Lender; and

     WHEREAS, the Obligors have requested that the Lender provide an additional term loan in the amount of $4,200,000 to fund the acquisition of assets from Iceberg Springs Water, Inc.; and

     WHEREAS, the Lender is willing to provide such an additional term loan on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Definitions, Accounting Terms and Financial Covenants.
           -----------------------------------------------------

1.1       Definitions.     For  purposes of this Agreement,  the following terms
          shall have the meanings specified below:

          a. "Additional Collateral" means (i) all General Intangibles, including Payment Intangibles and Software and all Supporting Obligations related thereto, (as such terms are defined in the Uniform

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          Commercial  Code as in  effect  in  Connecticut  from time to time) of
          every  kind  and  description  of  the  Obligors,   including  without
          limitation federal, state and local tax refund claims of all kinds, whether now existing or hereafter arising; (ii) all of Obligors'
          Deposit   Accounts,   Letter  of  Credit  Rights  and  all  Supporting
          Obligations related thereto (as such terms are defined in the Uniform Commercial Code as in effect in Connecticut from time to time), whether now owned or hereafter created, wherever located, together with the rights to withdraw from said Deposit Accounts and make deposits to the same and the right to draw under Letters of Credit;
          (iii) all monies, securities, instruments, cash and other property of Obligors and the proceeds thereof, now or hereafter held or received by, or in transit to, Lender from or for Obligors, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Obligors' deposits (general or special, balances, sums, proceeds and credits of Obligors with Lender at any time existing);
          (iv) all interests in real property held or owned by Obligors, including all leasehold interests; (v) all rights under contracts and license agreements for water; (vi) all books, records, customer lists, ledger cards, computer programs, computer tapes, disks, printouts and records, and other property and general intangibles at any time evidencing or relating to any of the foregoing, whether now in existence or hereafter created; (vii) all other personal property and fixtures of the Obligors, whether now existing or hereafter arising or created; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

          b. "Adirondack" means Adirondack Coffee Service, Inc., a New York corporation.

          c. "Affiliate" means (i) any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with any Obligor or any other obligor of the Obligations, as the case may be (including, without limitation, any respective director or officer of any Obligor or any other obligor of the Obligations, as the case may be), (ii) any spouse, immediate family member or other relative who has the same principal residence of any person described in clause (i) above, (iii) any trust in which any such person or entity described in clauses (i) or (ii) above has a beneficial interest and (iv) any corporation or other organization of which any such persons or entities described in clauses (i) or (ii) above collectively own more than ten percent (10%) of the voting securities of such entity.

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          d. "Capital  Assets" means assets that, in accordance  with GAAP,  are required or permitted to be depreciated or amortized on Holdings' consolidated balance sheet.

          e. "Capital Expenditures" mean expenditures for purchase, acquisition or lease of Capital Assets.

          f. "Capital Leases" means capital leases, conditional sales contracts and other title retention agreements relating to the purchase or acquisition of Capital Assets.

          g. "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any provision shall be deemed to include a reference to any successor provision or provisions.

          h. "Collateral"  means  Receivables,  Inventory,  Equipment,  Patents,
          Trademarks,   Investment  Property,  Additional  Collateral,  and  the
          Premises.

          i. "Current Assets" means current assets determined in accordance with GAAP.

          j. "Current Liabilities" means current liabilities determined in accordance with GAAP.

          k. "Current Maturities of Long Term Debt" means the current maturity of long term Indebtedness paid or payable during the applicable period.

          l. "Current Ratio" means the ratio of Current Assets to Current Liabilities.

          m. "Date of Closing" means October 5, 2000, the date on which the Original Loan and Security Agreement, the Term Note and the original revolving line of credit note were executed by the Obligors.

          n. "Debt Service Coverage Ratio" means, for the relevant period, the ratio of (i) (A) net income from continuing operations (excluding extraordinary items of income), plus (B) interest expense on

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          Subordinated  Debt,  minus (C) interest  expense paid on  Subordinated
          Debt, plus (D) depreciation, plus (E) amortization, plus or minus (F) the net change in customer deposits, to (ii) (A) Current Maturities of Long Term Debt, plus (B) the current portion of Capital Lease payments, plus (C) Unfinanced Capital Expenditures plus (D) principal payments of Subordinated Debt.

          o. "Dividends" means the payment of any dividend or other distribution in respect of the capital stock of any Obligor in cash or other property (excepting distributions in the form of such stock) or the redemption or acquisition of any such stock.

          p. "EBITDA" means, for the relevant period, income from continuing operations (excluding extraordinary items of income) before deduction for interest and taxes, depreciation and amortization.

          q. "Environmental Laws" means any and all applicable federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, guidances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over any of the Obligors or any of the Obligors' property and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

          r. "Equipment" means all Equipment, Farm Products and Fixtures (as such terms are defined in the Uniform Commercial Code as in effect in Connecticut on the date of this Agreement), including all machinery, equipment, furniture, fixtures, tools, parts, supplies and motor vehicles, now owned and hereafter acquired, by Obligors of whatsoever name, nature, kind or description, wherever located, and all additions and accessions thereto and replacements or substitutions therefor, and all proceeds thereof and all proceeds of any insurance thereon.


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          s. "ERISA" means the Employee  Retirement  Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

          t. "Event of Default" shall have the meaning assigned in Section 7 hereof.

          u. "Excelsior" means Excelsior Spring Water Company, Inc., a New York corporation.

          v. "GAAP" means generally accepted accounting principles in the United States of America, as from time to time in effect.

          w. "Guaranties" means the Guaranty Agreements dated the Date of Closing executed by the Guarantors in favor of Lender, as the same may be amended, amended and restated or reaffirmed from time to time.

          x. "Guarantors" means Adirondack and Excelsior.

          y. "Hazardous Material" means any substance: (i) the presence of which requires or may hereafter require notification, investigation, monitoring or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "toxic substance" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
          Section 9601 et seq.) and any applicable local statutes -- --- and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over any Obligor or any Obligor's property; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

          z. "Indebtedness" means (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of Obligors'

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          business on terms customary in the trade, (iii)  obligations,  whether or not assumed, secured by a lien on, or payable out of the proceeds or production from, property now or hereafter owned or acquired by Obligors, (iv) obligations which are evidenced by bonds, debentures,
          notes,   acceptances,   or  other   instruments,   (v)  Capital  Lease
          obligations,  (vi)  guaranties of the  obligations  of other  parties,
          other  than  in  connection   with  the   endorsement   of  negotiable
          instruments in the ordinary course of business, (vii) obligations under letters of credit and reimbursement agreements, and (viii) any other contingent liabilities of Obligors.

          aa. "Inventory" means all Inventory and Goods and all Supporting Obligations related thereto (as such terms are defined in the Uniform Commercial Code as in effect in Connecticut from time to time) of whatsoever name, nature, kind or description now owned and hereafter acquired by Obligors, wherever located, including without limitation all contract rights with respect thereto and documents representing the same, all goods held for sale or lease or to be furnished under contracts of service, finished goods, raw materials, materials used or consumed by Obligors, parts, supplies, and all wrapping, packaging, advertising and shipping materials and any documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof, and all right, title and interest of Obligors therein and thereto, and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

          bb. "Investment Property" means all investment property (as such term is defined in the Uniform Commercial Code as adopted in Connecticut from time to time) of whatever type or nature now owned or hereafter acquired by the Obligors, including without limitation, all certificated securities, all uncertificated securities, all security entitlements, all security accounts, all commodity contracts, all commodity accounts and all financial assets of every type and nature and all rights thereto or therein, and all financial accounts of every type and nature and all rights thereto or therein, and all Supporting Obligations (as such term is defined in the Uniform Commercial Code as adopted in Connecticut from time to time) related thereto and all proceeds and products thereof, including without limitation, all insurance proceeds and fidelity bond proceeds related thereto.

          cc. "IRS" means the United States Internal Revenue Service.


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

          dd. "Loans" means the Term Loan, the Revolving Line of Credit and the 2001 Term Loan.

          ee. "Loan Documents" means this Agreement, the Notes and all other documents evidencing, securing and guarantying the Loans.

          ff. "Mortgages" means the Open-End Mortgage Deeds and Security Agreements dated the Date of Closing from the Obligors to Lender covering the Premises, as the same may be amended or amended and restated from time to time.

          gg. "Net Income" means net income as determined in accordance with GAAP.

          hh. "Net Loss" means net loss as determined in accordance with GAAP.

          ii. "Notes" means the Term Note, the Revolving Line of Credit Note and the 2001 Term Note.

          jj. "Obligations" means and includes all loans, advances, interest, indebtedness, liabilities, obligations, guaranties, covenants and duties at any time owing by Obligors to Lender of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, but not limited to, the Loans and all other indebtedness, liabilities and obligations arising under this Agreement and the other Loan Documents, all swap agreements and all costs, expenses, fees, charges and attorneys', paralegals' and professional fees incurred in connection with any of the foregoing, or in any way connected with, involving or relating to the preservation, enforcement, protection or defense of, or realization under this Agreement, the Notes, any of the other Loan Documents, any related agreement, document or instrument, the Collateral and the rights and remedies hereunder or thereunder, including without limitation, all costs and expenses incurred in inspecting or surveying the Premises, or conducting environmental studies or tests, and in connection with any "workout" or default resolution negotiations involving legal counsel or other professionals and any re-negotiation or restructuring of any of the Obligations.


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

          kk. "Patents" means all of Obligors' right, title and interest, present and future, in and to (a) all letters patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by Obligors; and (b) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

          ll. "PBGC" means the Pension Benefit Guaranty Corporation.

          mm. "Permitted Encumbrances" means the liens and encumbrances listed on Schedule 4.5; provided, however, that none of the Permitted Encumbrances shall be amended or modified in any way without the prior written consent of Lender.

          nn. "Plan" means any employee benefit plan or other plan maintained for employees of any of the Obligors or any related entity covered by Title I of ERISA.

          oo. "Pre-tax Earnings" means pre-tax earnings as determined in accordance with GAAP.

          pp. "Pre-tax Losses" means pre-tax losses as determined in accordance with GAAP.

          qq. "Premises" means the following real property owned by Obligors:

          Hedding Drive, Randolph, VT
          Route 66 Factory, Randolph, VT
          Chase Road, Randolph, VT
          North Randolph Road, Randolph, VT
          Alice E. LaFrance, Route 66, Randolph, VT (approximately 20 acres) Gary LaFrance, Route 66, Randolph, VT (approximately 5 acres)

          rr. "Prior Encumbrances" means the mortgages, security interests, pledges, liens, encumbrances or other charges listed in Section A of
          Schedule 4.5.
          -------------

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          ss.  Prime  Rate"  means the  variable  per annum rate of  interest so designated from time to time by Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

          tt. "Property" means all property and assets of Obligors.

          uu. "Receivables" means (i) all of Obligors' now owned and hereafter acquired, present and future, Accounts, Chattel Paper, Documents, Instruments and Supporting Obligations related thereto, (as such terms are defined in the Uniform Commercial Code as in effect in Connecticut from time to time) and contract rights, including without limitation all obligations to Obligors for the payment of money, whether arising out of Obligors' sale of goods or rendition of services or otherwise (all hereinafter called "Accounts") and all proceeds of the foregoing and all proceeds of any insurance on the foregoing; (ii) all of Obligors' rights, remedies, security and liens, in, to and in respect of the Accounts, present and future, including without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any debtor or obligor in any way obligated on or in connection with any Accounts, and credit and other insurance, and all proceeds of the foregoing and all proceeds of any insurance on the foregoing; and (iii) all of Obligors' right, title and interest, present and future, in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including without limitation all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing any Accounts, and all returned, reclaimed or repossessed goods, and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

          vv. "Revolving Line of Credit" means the $5,000,000 credit facility evidenced by the Revolving Line of Credit Note.

          ww. "Revolving Line of Credit Note" means the promissory note of Obligors dated the Date of Closing in the original principal amount of up to $5,000,000, as the same may be amended or amended and restated from time to time.



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          xx. "Senior Funded Debt" means all Indebtedness of Obligors other than
          Subordinated Debt and the Convertible Debenture issued to Marcon Capital Corporation as of September 30, 1999 in the original principal amount of $975,000.

          yy. "Standby Letter of Credit" means a standby letter of credit issued by the Lender for the account of any Obligor in accordance with the terms of this Agreement.

          zz. "Subordinated Debt" means debt of any of the Obligors which has been subordinated in payment to the Obligations pursuant to a subordination agreement which is satisfactory in form and substance to the Lender.

          aaa.  "Subordinated   Encumbrances"  means  the  mortgages,   security
          interests, pledges, liens, encumbrances or other charges listed in Section B of Schedule 4.5.

          bbb. "Subordinated Lenders" means (i) Henry E. Baker, (ii) Joan A. Baker, (iii) John B. Baker, (iv) Peter K. Baker and (v) Ross S. Rapaport, not individually but as Trustee of the Peter K. Baker Life Insurance Trust, the John B. Baker Insurance Trust and U/T/A/ dated December 16, 1991 F/B/O Joan Baker et al (the "Trustee").

          ccc. "Subsidiary" means any corporation, limited liability company, partnership or other entity, a majority of whose outstanding stock, membership interests, partnership interests or other ownership interests having voting power to elect the board of directors or other governing body or person of such entity shall at any time be owned or controlled by the Obligors.

          ddd.  "Term Loan" means the  $31,000,000  loan  evidenced  by the Term
          Note.

          eee. "Term Note" means the promissory note of the Obligors dated the Date of Closing in the original principal amount of $31,000,000.

          fff. "Termination Date" means, with respect to any Loan or any Note, the "Termination Date" as defined in the applicable Note.

          ggg. "Total Assets" means total assets determined in accordance with GAAP.



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

          hhh.  "Total  Liabilities"  means  total  liabilities   determined  in
          accordance with GAAP.

          iii. "2001 Term Loan means the $4,200,000 Loan evidenced by the 2001 Term Note.

          jjj. "2001 Term Note" means promissory note of the Obligors dated the same date as this Agreement in the original principal amount of $4,200,000.

          kkk. "Trademarks" means all of Obligors' right, title and interest, present and future, in and to (i) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by Obligors; (ii) all reissues, extensions or renewals thereof and all licenses thereof; and (iii) the goodwill of the business symbolized by each of the Trademarks, and all customer lists and other records of Obligors relating to the distribution of products bearing the Trademarks; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

          lll. "Unfinanced Capital Expenditures" means Capital Expenditures financed with a party other than Lender.

1.2 Accounting Terms. Unless otherwise defined, all accounting terms shall be construed, and all computations or classifications of assets and liabilities and of income and expenses shall be made or determined in accordance with GAAP.

1.3 Financial Covenants. All financial covenants in this Agreement shall apply with respect to, and shall be measured in accordance with, the consolidated financial statements of Holdings and Platinum, VPS and Crystal Rock.

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

SECTION 2. The Loan Transactions.
           ---------------------

2.1 The Term Loan. Lender shall loan to Obligors the sum of THIRTY ONE MILLION DOLLARS ($31,000,000). Obligors' obligations to repay the Term Note and the terms and conditions of the Term Loan are as contained in this Agreement and the Term Note, a copy of which is attached to this Agreement as EXHIBIT 2.1. The proceeds of the Term Loan shall be used to fund the acquisition of Crystal Rock Spring Water Company and to consolidate the existing debt of the Obligors.

2.2 The Revolving Line of Credit. Lender may loan to any of the Obligors, and any Obligor may borrow from Lender, from time to time in accordance with the terms of this Agreement, up to FIVE MILLION DOLLARS ($5,000,000) less (a) the maximum amount available to be drawn under all issued and outstanding Standby Letters of Credit (assuming all conditions for drawing have been satisfied) at the time of such borrowing under the Revolving Line of Credit, and (b) all amounts drawn under issued Standby Letters of Credit for which the Lender has not been reimbursed by the Obligors at the time of such borrowing under the Revolving Letter of Credit. Obligors' obligations to repay the Revolving Line of Credit Note and the terms and conditions of the Revolving Line of Credit are as contained in this Agreement and the Revolving Line of Credit Note, a copy of which is attached to this Agreement as EXHIBIT 2.2. The proceeds of the Revolving Line of Credit shall be used for general working capital purposes.

2.2A The 2001 Term Loan. Lender shall loan to Obligors the sum of FOUR MILLION TWO HUNDRED THOUSAND DOLLARS ($4,200,000). Obligors' obligations to repay the 2001 Term Note and the terms and conditions of the 2001 Term Loan are as contained in this Agreement and the 2001 Term Note, a copy of which is attached to this Agreement as EXHIBIT 2.2A-1. The proceeds of the 2001 Term Loan shall be used to finance the acquisition of assets of Iceberg Springs Water, Inc. Subject to the provisions of Section 8.20, on the Effective Date, the Lender will issue a Standby Letter of Credit in the amount of the $4,588,093.00 (the "Iceberg Letter of Credit"), the form of which is attached to this Agreement as EXHIBIT 2.2A-2. The Standby Letter of Credit shall be effective until January 30, 2002 (the "Letter of Credit Term"). At or prior to the expiration of the Letter of Credit Term, upon delivery of the Iceberg Letter of Credit to Lender for cancellation, Lender shall fund the 2001 Term Loan. In the event of a draw on the Iceberg Letter of Credit, any payments thereon made by Lender shall automatically constitute advances by Lender to the Obligors under the 2001 Term Loan. Obligors shall pay Lender a Standby Letter of Credit fee based on an annual fee of 2% of the amount of the Iceberg Letter of Credit, prorated for the Letter of Credit Term. The Iceberg Letter of Credit shall be governed by the terms of Section 2.3 of this

          Agreement with respect to Standby Letters of Credit except that $4,200,000 of the sum of the amount available to be drawn under the Iceberg Letter of Credit and the amounts drawn under the Iceberg Letter of Credit shall not be included in the calculation of the amount available under the Revolving Line of Credit under Section 2.2 of this Agreement or for Standby Letters of Credit under Section 2.3 of this Agreement.

2.3 Standby Letters of Credit. Subject to the terms and conditions contained in this Agreement, Lender agrees to issue Standby Letters of Credit for drawing in Dollars for the account of Obligors, from time to time during the term of the Revolving Line of Credit in an amount not to exceed the lesser of (i) $5,000,000, less (a) the aggregate principal amount outstanding under the Revolving Line of Credit Note at the time of issuance of the Standby Letter of Credit, (b) the maximum amount available to be drawn under all previously issued and outstanding Standby Letters of Credit (assuming all conditions for drawing have been satisfied) at the time of issuance of the Standby Letter of Credit, and (c) all amounts drawn under previously issued Standby Letters of Credit for which the Lender has not been reimbursed by the Obligors at the time of issuance of the Standby Letter of Credit, or (ii) $750,000.

          a. Notices of Issuance. Requests for the issuance of Standby Letters of Credit (or to amend, renew or extend an outstanding Standby Letter of Credit) may be made only once per business day and shall be made on notice, given not later than 11:00 a.m. (Hartford, Connecticut time) two (2) business days prior to the date of the proposed issuance or amendment, renewal or extension, by any Obligor to Lender. Each such notice (which notice shall be irrevocable and binding on the Obligors) of issuance, amendment, renewal or extension shall be by telephone, confirmed immediately in writing, or by telex or telecopier, specifying therein the (i) requested date of such issuance, amendment, renewal or extension (which shall be a business day), (ii) requested principal amount of such Standby Letter of Credit in Dollars, (iii) requested expiration date of such Standby Letter of Credit (which shall comply with subsection (c) below), (iv) whether such Standby Letter of Credit is renewable, and (v) names and addresses of the intended account party and the beneficiary of such Standby Letter of Credit, and shall be accompanied by a fully executed application and agreement for letter of credit as Lender may require of Obligors for use in connection with such requested Standby Letter of Credit (each a "Reimbursement Agreement") and such Obligor's payment of the Lender's then current Standby
               Letter of  Credit  fee.  If the  requested  form of such  Standby

               Letter of Credit is acceptable to Lender, Lender will make such Standby Letter of Credit available to such Obligor at its office referred to in the first paragraph of this Agreement or as otherwise agreed with such Obligor in connection with such issuance. In the event and to the extent that the provisions of any Reimbursement Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

           b. Form of Letter of Credit. Each Standby Letter of Credit shall, among other things, (i) be in a form acceptable to Lender, and
               (ii) be governed by, and shall be construed in accordance with, the laws or rules designated in such Standby Letter of Credit, or if no such laws or rules are designated, the Uniform Customs and, as to matters not governed by the Uniform Customs, the laws of the State of Connecticut (without regard to its conflict of laws rules).

           c. Expiry Dates. Each Standby Letter of Credit shall provide that it expires no later than the close of business seven days prior to the expiration date for the Revolving Line of Credit, unless such Standby Letter of Credit expires by its terms on an earlier date.

           d. Payment for Standby Letter of Credit Draws. Lender shall have the right (but not the obligation), in its sole and absolute discretion, to effect reimbursement by Obligors to Lender of any payment made by Lender in connection with a drawing made under a Standby Letter of Credit which is not reimbursed to Lender within the time specified for reimbursement in the applicable Reimbursement Agreement by making an advance on the Revolving Line of Credit for the account of the Obligors. Each such advance shall bear interest at the Lender's Prime Rate. Lender shall endeavor to give Obligors forty-eight (48) hours prior notice before making such an advance pursuant to this Section 2.3 d. but failure to provide such notice shall not effect Lender's right to make such an advance.

           e. No Liability of Lender. Obligors assume all risks of the acts or omissions of any beneficiary or transferee of any Standby Letter of Credit with respect to the use of such Standby Letter of Credit, and Obligors' obligations with respect to payments made by Lender under any Standby Letter of Credit shall be absolute, unconditional and irrevocable, irrespective of: (i) any lack of validity or enforceability of any Standby Letter of Credit, or any term or provision therein, alleged by a party other than Lender; (ii) the existence of any dispute, claim, setoff, defense or other right that Obligors or any other person may have against the beneficiary under any Standby Letter of Credit, Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction; (iii) any draft or other document presented under a Standby Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or (iv) any error, omission, interruption or delay in any transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Standby Letter of Credit.

               Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of Obligors hereunder to reimburse Standby Letter of Credit drawings will not be excused by the negligence of Lender. However, the foregoing shall not be construed to excuse Lender from liability to Obligors to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Obligors to the fullest extent permitted by law) suffered by Obligors that are caused by (x) Lender's willful misconduct or negligence in determining whether documents presented under any Standby Letter of Credit comply with the terms of the Standby Letter of Credit, or (y) Lender's willful failure to make lawful payment under a Standby Letter of Credit after presentation to it of a draft or documents strictly complying with the terms and conditions of such Standby Letter of Credit. It is understood that Lender may, subject to the standard of negligence or willful misconduct, accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Standby Letter of Credit (1) Lender's exclusive reliance on the documents presented to it under such Standby Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Standby Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Standby Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Standby Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and
               (2) any noncompliance in any immaterial respect of the documents presented under such Standby Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or negligence of Lender.

           f. Interim Interest. If Lender shall make any payment in respect of a Standby Letter of Credit, then, unless Obligors shall reimburse such payment in full on the date specified for reimbursement in the applicable Reimbursement Agreement, the unpaid amount thereof shall bear interest for each day from and including the date of such payment to but excluding the date of payment, at the Lender's Prime Rate.

2.4 Additional Payments. If Lender shall deem applicable to this Agreement, the Loans or the Notes (including, in each case, the borrowed and the unused portion thereof) any requirement of any law of the United States of America, any regulation, order, interpretation, ruling or official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance
          Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable thereto or cause to be included in, any reserve, special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on Lender any cost that is attributable to the maintenance thereof, then, and in each such event, Obligors shall promptly pay Lender, upon its demand, such amount as will compensate Lender for any such cost, which determination may be based upon Lender's reasonable allocation of the aggregate of such costs resulting from such events. In the event any such cost is a continuing cost, a fee payable to Lender may be imposed upon Obligors periodically for so long as any such cost is deemed applicable by Lender, in an amount determined by Lender to be necessary to compensate Lender for any such cost. The determination by Lender of the existence and amount of any such cost shall, in the absence of manifest error, be conclusive.

2.5 Direct Debit of Principal and Interest. Obligors agree that Lender may directly debit any Obligor's accounts held by Lender for any principal or interest payment on any Obligation when such Obligation becomes due and payable.

2.6 Fees. The Obligors paid to Lender on the Date of Closing an underwriting fee in the amount of One Hundred Eighty Thousand Dollars ($180,000), receipt of which is hereby acknowledged. The Obligors paid to Lender on the Date of Closing a commitment fee in the amount of Eighty-Seven Thousand Dollars ($87,000), receipt of which is hereby acknowledged. The Obligors shall pay to the Lender on the Date of Closing and on each anniversary thereof an annual agency fee in the amount of Five Thousand Dollars ($5,000). The Obligors shall pay to the Lender on the Effective Date (as hereinafter defined) a commitment fee in the amount of Forty-Two Thousand Dollars ($42,000).

2.7 Interest Rate Hedge. The Obligors may hedge their interest rate exposure on all or a portion of the Term Loan by entering into an interest rate hedge agreement with Lender or another counterparty acceptable to Lender. Any documentation relating to such hedge shall contain standard provisions, including make whole provisions, acceptable to Lender.

SECTION 3.                 Collateral.
                           ----------

3.1 As security for the payment and performance of all Obligations, Obligors hereby grant to Lender:

          a. A first priority security interest in all of the Collateral, subject only to the Prior Encumbrances.

          b. A first priority security interest in all proceeds of any and all insurance on the Collateral.

          c. A first priority security interest in all proceeds and products of any item or type of the Collateral.

3.2       Grant of Mortgages.   Obligors shall grant to Lender the Mortgages.


3.3 Location of Collateral. All Collateral is and will be owned by Obligors, free of all other liens and encumbrances other than Permitted Encumbrances and shall be kept by Obligors at the Premises and at the locations listed on Schedule 3.3 and Obligors will not, without Lender's prior written approval, remove the Collateral therefrom, except for the purposes of sale in the ordinary course of business.

3.4 Defend Collateral. Obligors shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and, in the event the Lender's security interest in the Collateral, or any part thereof, would be impaired by an adverse decision, allow the Lender to contest or defend any such claim or demand in the Obligors' names and Obligors agree to pay, upon demand, the Lender's reasonable costs, charges and expenses, including, without limitation, attorney's fees, in connection therewith.

3.5 Financing Statements. From time to time, at the request of the Lender, Obligors shall execute, deliver and file one or more financing statements on Form UCC-1 or other instruments, and do all other reasonable acts as the Lender deems necessary or desirable to perfect fully or to keep perfected its security interest in the Collateral and pay, upon demand, all reasonable expenses, including, without limitation, attorney's fees, incurred by the Lender in connection therewith. The Obligors hereby irrevocably appoint the Lender their attorney-in-fact to execute and file all such UCC-1 forms or other instruments, documents or agreements deemed necessary or desirable to fully perfect or keep perfected the Lender's security interest in the Collateral.

3.6 Further Assurances Re Inventory. Obligors shall perform any and all reasonable steps requested by Lender to perfect Lender's security interest in the Inventory, such as leasing warehouses to Lender or Lender's assignee, placing and maintaining signs, appointing custodians, executing and filing financing, amendment or continuation statements in form and substance satisfactory to Lender, maintaining stock records and transferring Inventory to warehouses. If any Inventory is in the possession or control of any of Obligors' agents or processors, Obligors shall notify such agents or processors of Lender's security interest therein, and, upon request, instruct them to hold all such Inventory for Lender's account and subject to Lender's instructions. A physical listing of all Inventory, wherever located, shall be taken by Obligors at least annually and whenever requested by Lender, and a copy of each such physical listing shall be provided to Lender. Lender may examine and inspect the Inventory upon reasonable notice during business hours.

3.7 Further Assurance Re Receivables. Obligors shall place notations upon Obligors' books of account to disclose the assignment of all Receivables to Lender or Lender's security interest therein and shall perform all other reasonable steps requested by Lender to create and maintain in Lender's favor a valid first priority security interest, assignment or lien in, of or on all Receivables and all other security held by or for Lender.

3.8       Guaranties.   The   Obligations   shall  be  jointly   and   severally
          unconditionally guarantied by the Guarantors as provided in the Guaranties executed by each of them.

3.9 Revised Article 9. In connection with the revised Article 9 of the Uniform Commercial Code substantially in the form approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Law ("Revised Article 9"), the Obligors hereby acknowledge and agree with the Lender as follows:

          a. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of the Obligors, whether or not within the scope of Revised Article 9. The Collateral shall also include, without limitation, the following categories of assets as defined in Revised Article 9: goods
               (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If the Obligors (or any of them) shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, the Obligors shall immediately notify the Lender in a writing signed by the Obligors of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender. The Lender may at any time and from time to time, pursuant to the provisions of this Agreement, file financing statements, continuation statements and amendments thereto that describe the Collateral as "all assets of the Obligors" or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether each Obligor is an organization, the type of organization and any organization identification number issued to each of the Obligors. The Obligors shall furnish any such information to the Lender promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Lender on behalf of the Obligors (or any of them), as provided in this Agreement, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

           b. The Obligors shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Lender may reasonably request for the Lender (a) to obtain an acknowledgement, in form and substance satisfactory to the Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Lender, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised
               Article 9 with corresponding provisions inss.ss.9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Lender, and (c) otherwise to insure the continued perfection and priority of the Lender's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised Article 9 in any jurisdiction.

           c. Nothing contained herein shall be construed to narrow the scope of the security interest granted hereby in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Lender hereunder except as (and then only to the extent) specifically mandated by Revised Article 9 to the extent then applicable.

3.10 Security Interest and License re Intangibles. The Obligors hereby grant to the Lender a security interest in and a non-exclusive license and right to use any and all patents, copyrights, tradenames, trademarks and all applications therefor, and licenses to any patent, copyright, tradename or trademark that the Obligors now owns, has the right to use or may hereafter own or acquire the right to use. The Lender's security interest and non-exclusive license, as set forth in this subparagraph, shall specifically include all rights of the Obligors which may be necessary in order for the Lender to exercise or get the full benefit and value from the security interest set forth in this Agreement.

SECTION 4. Representations, Warranties and General Covenants. On the date hereof and in order to induce Lender to enter into this Agreement, Obligors represent, warrant and covenant the following:

4.1 Organization and Qualification. Each Obligor is and will continue to be a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is and will continue to be duly qualified and licensed to do business in each other state in which the nature of its business makes such qualification necessary. Each Obligor has all requisite permits, authorizations and licenses, without unusual restrictions or limitations, to own, operate and lease its properties and to conduct the business in which it is presently engaged, all of which are in full force and effect.

4.2 Corporate Records. The Certificate of Incorporation and all amendments thereto of each Obligor have been duly filed and are in proper order. All capital stock issued by each Obligor and outstanding has been properly issued and is fully paid and non-assessable, and all books and records of each Obligor, including but not limited to its minute books, bylaws, and books of account, are accurate and up to date and will be so maintained.

4.3 Power and Authority. Each Obligor has the power to execute, deliver and carry out the terms of the Loan Documents and to incur the Obligations and has taken all necessary action to authorize the execution, delivery and performance by it of the Loan Documents.

4.4 No Legal Bar. The execution and delivery of the Loan Documents and compliance by Obligors with the terms and provisions thereof do not, on the date hereof, violate any provision of any existing law or regulation or any writ or decree of any court or governmental instrumentality, or any agreement or instrument to which any of the Obligors is a party or which is binding upon any of them or their assets, and will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever upon or in any of their assets, except as contemplated by the Loan Documents; no consent of any other party, and no consent, license, approval or authorization of or registration or declaration with any governmental bureau or agency, is required in connection with the execution, delivery, performance, validity and enforceability of any of the Loan Documents; and the Loan Documents, upon the execution and delivery thereof and the execution or acceptance thereof by the Lender, will be legal, valid, binding and enforceable obligations of the Obligors in accordance with their respective terms.

4.5 Title; No Liens. Except as set forth on Schedule 4.5, each of the Obligors has good and marketable title to all of its Property, subject to no mortgage, security interest, pledge, lien, encumbrance or other charge.

4.6 No Litigation. Except as set forth on Schedule 4.6, there is no litigation, administrative proceeding, hearing or investigation of or before any governmental body presently pending or, to the knowledge of any of the Obligors, threatened against it or any of its Property and if all of the matters set forth on Schedule 4.6 were determined adversely to the Obligors, such adverse determinations, either individually or in the aggregate, would not have a material adverse effect on the Obligors, their businesses or their Property taken as a whole.

4.7 No Default. None of the Obligors are, on the date hereof, in default with respect to the payment or performance of any of their Obligations or other Indebtedness or in the performance of any covenants or conditions to be performed by any of them pursuant to the terms and provisions of any indenture, agreement or instrument to which any of them are a party or by which any of them are bound, including the Loan Documents, and none of the Obligors has received a notice of default thereunder.

4.8 Compliance with Laws. Each Obligor has complied with and will continue to comply with all applicable laws, ordinances, rules and regulations of the United States of America, and all states, counties, municipalities and agencies of any governmental authority thereof.

4.9 Taxes. Each Obligor has filed or caused to be filed or obtained extensions for the filing of, and will continue to file and cause to be filed, all federal, state and local tax returns required by law to be filed, and has paid and will continue to pay all taxes shown to be due and payable on such returns or on any assessment made against it, except if being contested in good faith, if adequate provision has been made therefor on its books of account and if requested by Lender, a reserve satisfactory to Lender has been set aside to pay such taxes, interest, penalties and costs associated therewith. No claims are being asserted with respect to such taxes which are not reflected in the financial statements which have been furnished by Obligors to Lender.

4.10      Financial  Condition.  The Obligors have  submitted to Lender  various financial statements and information as of October 31, 2000 and subsequent Form 10-Qs through the date hereof, and represent that all of such financial information is true and correct; that such financial information fairly presents the financial condition and results of operations of each Obligor as of the dates thereof and for the periods indicated therein; that such financial statements have been prepared in accordance with GAAP and practices consistently maintained throughout the periods involved; and that, as of the date of such financial information, there were no material unrealized or anticipated losses from any unfavorable commitments of any of the Obligors and that there has been no material adverse change in the business or Property or in the condition, financial or otherwise, of any of the Obligors from that set forth in such financial statements.

4.11 Accuracy of Representations. To the best of the Obligors' knowledge, after due inquiry, no representation or warranty by any of the Obligors contained in any certificate or other document furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated under this Agreement, contains, or at the time of delivery will contain, any untrue statement of material fact or omits or will omit to state a material fact necessary to make it not misleading.

4.12 Trade Names and Chief Executive Offices. Each of the Obligors operates its business under the trade names set forth for it on Schedule 4.12 and has not used within the last five years and does not currently use any other trade names. The chief executive office of each Obligor and its principal place of business is at the address set forth for that Obligor at the beginning of this Agreement.

4.13 Parents, Affiliates or Subsidiaries. Holdings has no parent corporation and none of the Obligors have any Affiliates or Subsidiaries other than each other and Adirondack and Excelsior. Platinum and Crystal Rock are wholly owned Subsidiaries of Holdings. VPS is a wholly owned Subsidiary of Platinum. Adirondack and Excelsior are wholly owned Subsidiaries of VPS.

4.14 Agreements Regarding Stock. None of the Obligors has any agreements pertaining to the issuance, purchase or sale of its capital stock, except as set forth on Schedule 4.14.

4.15 Collective Bargaining Agreements. None of the Obligors is a party to any collective bargaining agreements.

4.16 Subsequent Advances Under the Loans. Each request by any Obligor for an advance under the Revolving Line of Credit or for the issuance of a Standby Letter of Credit shall constitute a representation by such Obligor to Lender that (a) all of the representations and warranties contained in this Agreement shall have continued to be true and accurate to and including the date of such borrowing as though made on and as of such date; (b) no event has occurred and is continuing, or would exist as a result of the proposed borrowing, which constitutes an Event of Default hereunder or would constitute such an Event of Default but for the giving of notice or passage of time; (c) each Obligor has performed all of the agreements on its part contained in the Loan Documents and required to be performed by it on or prior to the date of such borrowing; and (d) the corporate resolutions authorizing the Loan Documents and the underlying transactions remain in full force and effect and have not been modified or amended in any respect.

4.17 Saleable Value of Assets. The fair saleable value of the assets of each Obligor, after giving effect to the transactions contemplated by the Loan Documents, will be in excess of its debts (including contingent, subordinated, unmatured and unliquidated liabilities).

4.18 Sufficient Cash Flow. Each Obligor has, and after giving effect to the transactions contemplated by the Loan Documents each Obligor will have, sufficient cash flow to continue to operate its business in the ordinary course as heretofore conducted, make the payments called for by the Loan Documents and pay all other debts, including but not limited to payments under the Notes, supplier payments, pension and other employee benefit plan liabilities, business expenses and taxes, as the same shall become due.

4.19 No Hindrance. None of the Obligors has any intent to hinder, delay or defraud any entity to which it is or will become indebted.

4.20 Capitalization. None of the Obligors, after giving effect to the transactions contemplated by the Loan Documents, will be engaged in any business or transaction or is about to engage in any business or transaction for which it has unreasonably small capital.

4.21 Ability to Pay Debts. None of the Obligors, after giving effect to the transactions contemplated by the Loan Documents, intends to incur nor does it believe that it will incur debts beyond its ability to pay as they become due.

4.22 Ownership of Property. None of the Obligors has in its possession any personal property of which it is not the actual owner, except as described on Schedule 4.22.

4.23 Benefit of Loans. Each Obligor shall receive material direct and indirect benefits from the making of any portion of the Loans to any of the Obligors and a satisfactory financial condition and successful business operations of each Obligor benefits, directly and indirectly, each of the other Obligors.

4.24 Adirondack and Excelsior. Neither Adirondack nor Excelsior is an operating entity or has any assets, liabilities or revenues.

4.25 Compliance with Land Use Permits. The Obligors are in material compliance with all land use permits relating to the Premises.

4.26 Revised Article 9 Information. The type of organization of each Obligor, the state of organization of each Obligor, the organizational identification number of each Obligor for Revised Article 9 purposes in each such state of organization and the Federal Employer Identification number of each Obligor is set forth on Schedule 4.26.


4.27 New York Real Property. The Obligors sold for fair market value the real property owned by any of them in Sharon Springs, New York prior to July 5, 2001.

SECTION 5. Affirmative Covenants. Obligors covenant and agree that, so long as any of the Obligations shall remain outstanding, they will perform and observe each and all of the covenants and agreements herein set forth.

5.1 Payments Under this Agreement and the other Loan Documents. Each Obligor will make punctual payment of all monies and will faithfully and fully keep and perform all of the terms, conditions, covenants and agreements on its part to be paid, kept or performed hereunder, and will be bound in all respects as obligor under this Agreement and the other Loan Documents. All Obligations shall be direct and primary obligations of each Obligor and each Obligor shall be jointly and severally liable for all Obligations.

5.2 Information, Access to Books, and Inspection. Each Obligor will furnish to Lender such information regarding the business affairs and financial condition of the Obligors as Lender may reasonably request and give any representative of Lender access during normal business hours to, and permit him/her to examine and copy, make extracts from, and audit any and all books, records and documents in the possession of Obligors relating to their affairs and to inspect any of the Property.

5.3 Payment of Liabilities. Each Obligor will pay and discharge at or before their maturity all taxes, assessments, rents, claims, debts and charges, except where the same may be contested in good faith, will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same and if requested by Lender, will set aside a reserve satisfactory to Lender to pay such contested amounts and all taxes, interest, penalties and costs associated therewith.

5.4 Corporate Existence, Properties. Each Obligor will continue to conduct its business as presently conducted; will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, and will comply with all laws applicable thereto; will maintain all licenses, patents and other rights necessary for the operation of its business; will at all times maintain, preserve and protect all franchises, patents, trademarks, trade names and water rights and will preserve all of the remainder of its Property used or useful in the conduct of its business and will keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time will reasonably make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, and will pay or cause to be paid, except when the same may be contested in good faith, all rent due on premises where any Property is held or may be held, so that the business carried on in connection therewith may be continuously conducted.

5.5 Insurance. Each Obligor will have and maintain insurance at all times with respect to all Property and all Collateral against risks of fire (including so-called extended coverage), theft and such risks as Lender may reasonably require containing such terms, in such form, in such amounts (including 100% of the full insurable value of buildings, improvements and personal property with respect to casualty insurance) and for such periods, and written by such companies as may reasonably be satisfactory to Lender, such insurance to be payable to Lender and Obligors as their interests may appear. Each policy of insurance shall have a mortgagee and loss payee endorsement providing:

          a. That loss or damage, if any under the policy, shall be payable to Lender, as secured party, as its interests may appear;

          b. That the insurance as to the interest of Lender shall not be invalidated by any act or neglect of the insured or owner of the property described in said policy, nor by any foreclosure, or other proceeding, nor by any change in the title of ownership of said property, nor by the occupation of the premises where the property is located for purposes more hazardous than are permitted by said policy;

          c. That, if the policy is canceled at any time by the insurance carrier, in such case the policy shall continue in force for the benefit of Lender for not less than thirty (30) days after written notice of cancellation to Lender from the insurance carrier; and

          d. That the policy will not be reduced or canceled at the request of the insured nor will said loss payee endorsement be amended or deleted without thirty (30) days' prior written notice to Lender from the insurance carrier.

          Upon the occurrence of any Event of Default, Lender may act as attorney for the Obligors in obtaining, adjusting, settling, and canceling such insurance and receiving and endorsing any drafts. Each Obligor hereby assigns to Lender any and all monies which may become due and payable under any policy insuring the Collateral covered by this Agreement, including return of unearned premiums, and hereby directs any insurance company issuing any such policy to make payment directly to Lender and authorizes Lender, at its option: (i) to apply such monies in payment on account of any Obligation hereunder, whether or not due, and remit any surplus to Obligors; or (ii) to return said funds to Obligors for the purpose of replacement of the Collateral. Notwithstanding the foregoing, upon the damage, destruction or loss of any personal property which constitutes Collateral in an aggregate amount of $250,000 or less, Lender agrees that it will return said funds to Obligors for the purpose of replacement of the Collateral with new Collateral of the same value and utility if no event which constitutes or which with notice or lapse of time, or both, would constitute an Event of Default has occurred and the damage, destruction or loss has not materially impaired the business operations of any of the Obligors. If the damage, destruction or loss of any personal property which constitutes Collateral exceeds an aggregate amount of $250,000, Lender agrees that it will return said funds to Obligors for the purpose of replacement of the Collateral with new Collateral of the same value and utility but only on the following conditions: (i) no event which constitutes or which with notice or lapse of time, or both, would constitute an Event of Default has occurred, (ii) the damage, destruction or loss has not materially impaired the business operations of any of the Obligors, (iii) Lender has approved the plans and specifications for the replacement Collateral, (iv) funds are released to the Obligors as the replacement progresses in accordance with Lender's customary procedures for financings of property such as the replacement Collateral. Each

          Obligor   will  also  at  all  times   maintain   necessary   workers'
          compensation insurance and such other insurance as may be required by law or as may be reasonably required in writing by Lender.

          Obligors will furnish Lender with certificates or other evidence satisfactory to Lender of compliance with the foregoing insurance provisions on the Date of Closing and thirty (30) days prior to each anniversary of the Date of Closing.

5.6 Compliance with Laws. Each Obligor shall comply with all laws, ordinances, rules or regulations, applicable to it, of all federal, state or municipal governmental authorities, instrumentalities or agencies including, without limitation, ERISA, the United States Occupational Safety and Health Act of 1970, as amended, and all federal, state, county and municipal laws, ordinances, rules and regulations relating to the environment or the employment of labor, as such may be amended.

5.7       Notices.  Obligors  will promptly give notice in writing to Lender of:
          (a) the occurrence of any event which constitutes or which with notice or lapse of time, or both, would constitute an Event of Default under this Agreement or any of the other Loan Documents; (b) the occurrence of any material adverse change in any business, properties or the condition or operations, financial or otherwise, of any of the Obligors, or the occurrence of any event which is reasonably likely to result in such a material adverse change, in each case specifying such change or event; (c) any court or governmental orders, notices, claims, investigations, litigation and proceedings received by or involving any of the Obligors in which the aggregate amount involved is $100,000 or more and not covered by insurance; (d) any dispute which may exist between any of the Obligors and any governmental regulatory body or any other party; and (e) any proposed or actual change in the names, identities or corporate structure of any of the Obligors.

5.8 Financial Statements; Notice of Default. Obligors shall deliver or cause to be delivered to Lender:

          a. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Holdings, audited consolidated and consolidating financial statements including a balance sheet as of the close of such fiscal year and statements of income and retained earnings and source and application of funds for the year then ended, all on a comparative basis with corresponding statements for the preceding fiscal year and prepared in conformity with GAAP, applied on a basis consistent with that of the preceding year, and accompanied by a report thereon, containing an opinion, unqualified as to scope, of a firm of independent certified public accountants selected by Holdings and acceptable to Lender, stating that the financial statements fairly present the financial condition and results of operation of Holdings and Platinum, VPS and Crystal Rock as of their date and for the period then ended, and by a written statement from such accountants stating that they have reviewed such financial statements and the financial covenants set forth herein and have found no evidence of an Event of Default having occurred or of an event which with passage of time and/or giving of notice would constitute an Event of Default having occurred.

          b. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year, Holdings' Form 10Q as filed with the Securities Exchange Commission and a balance sheet of Holdings and Platinum, VPS and Crystal Rock as of the close of such fiscal quarter and statements of income and retained earnings for that portion of the fiscal year-to-date then ended, all on a comparative basis with the budget and prepared in conformity with GAAP, applied on a basis consistent with that of the preceding period, and which shall be certified by the President or Chief Financial Officer of Holdings as being accurate and fairly presenting the financial condition of Holdings and Platinum, VPS and Crystal Rock.

          c. Together with the statements and reports referred to in sub-paragraphs a. and b. above, a written statement from the President, Chief Executive Officer or Chief Financial Officer of Holdings certifying compliance with all financial covenants and reflecting all computations in connection therewith and certifying that there exists no Event of Default, or any event but for the giving of notice or the passage of time would constitute an Event of Default.

          d. As soon as available and in any event at least thirty (30) days prior to the commencement of any fiscal year, detailed budgets and projections for the upcoming fiscal year of Holdings, Platinum, VPS and Crystal Rock approved by the Board of Directors of Holdings.

          e. From time to time, promptly upon Lender's written request, such other information about the financial condition and operations of Obligors as Lender may reasonably request, in form and detail satisfactory to Lender.

          f.

               Promptly on becoming aware of any Event of Default, or any event but for the giving of notice or the passage of time would constitute an Event of Default, notice thereof in writing.

5.9 Operating Accounts. Obligors shall maintain their primary operating and disbursement accounts with Lender and shall utilize the cash management services provided by the Lender or any Participant (as defined below) as long as such entity remains a Participant, including, at Obligors' option, automated "sweep" and investment features. VPS may retain a local depository relationship for collection and payroll purposes.

5.10      Pension Plans.
          -------------

          a. No event, including but not limited to any "reportable event", as that term is defined in Section 4043 of ERISA, exists in connection with any of its Plans and any entities related to it under Section 414(b), (c), (m), (n) or (o) of the Code has occurred which might constitute grounds for termination of any such Plan by the PBGC, or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. A list of all of the Obligors' Plans are attached hereto on
               Schedule 5.10;

          b. No "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code exists or will exist upon the execution and delivery of this Agreement and the other Loan Documents, or the performance by the parties hereto or thereto of their respective duties and obligations hereunder and thereunder;

          c. Each Obligor shall do all acts, including, but not limited to, making all contributions necessary to maintain compliance with ERISA and the Code, and agrees not to terminate any Plan in a manner or do or fail to do any act which could result in the imposition of a lien on any of its properties pursuant to Section 4068 of ERISA;

          d. None of the Obligors sponsors or maintains, and has never contributed to, and has not incurred any withdrawal liability under a "multi employer plan" as defined in Section 3 of ERISA and none has any written or verbal commitment of any kind to establish, maintain or contribute to any "multi employer plan" under the Multi Employer Pension Plan Amendments Act of 1980;

          e. None of the Obligors has any unfunded liability in contravention of ERISA and the Code;

          f. Each of the Plans complies currently, and has complied in the past, both as to form and operation, with its terms and with the provisions of the Code and ERISA, and all applicable regulations thereunder and all applicable rules issued by the Internal Revenue Service, U.S. Department of Labor and the PBGC and as such, is and remains a "qualified" plan under the Code;

          g. No actions, suits or claims are pending (other than routine claims for benefits) against any Plan or the assets of any Plan;

          h. Each Obligor has performed all obligations required to be performed by it under any Plan set forth in Schedule 5.10 and it is not in default or in violation of any Plan, and has no knowledge of any such default or violation by any other party to any such Plans;

          i. No liability has been incurred by any Obligor to the PBGC or to participants or beneficiaries on account of any termination of a Plan subject to Title IV of ERISA, no notice of intent to terminate a Plan has been filed by (or on behalf of) it pursuant to Section 4041 of ERISA and no proceeding has been commenced by the PBGC pursuant to Section 4042 of ERISA;

          j. The reporting and disclosure provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 have been complied with for all Plans.

5.11      Environmental Matters.
          ---------------------

          a. Each Obligor has obtained all permits, licenses and other authorizations which are required under all Environmental Laws. Each Obligor is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is, to the best of its knowledge, also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          b. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any Obligor to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

          c. No oral or written notification of a release of a Hazardous Material has been filed by or against any Obligor and to the best of each Obligor's knowledge, no property now or previously owned, leased or used by it is listed or proposed for listing on the Comprehensive Environmental Response, Compensation and Liability Inventory of Sites or National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state or federal list of sites requiring investigation or clean-up.

          d. There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the property or properties owned by any Obligor, and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which any Obligor would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

          e. Neither Obligors nor, to the best of their knowledge, any previous owner, tenant, occupant or user of any property owned by any of them, has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, or (ii) transported or had transported any Hazardous Materials to such property except to the extent such Hazardous Materials are raw products commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; (iii) engaged in or permitted any operations or activities which would allow the facility to be considered a treatment, storage or disposal

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

               facility as that term is defined in 40 CFR 264 and 265, (iv) engaged in or permitted any operations or activities which would cause any property now owned, leased or used by it to become subject to any state transfer act, or (v) constructed, stored or otherwise located Hazardous Materials on, under, in or about any property now owned, leased or used by it except to the extent commonly used in day-to-day operations of such properties and, in such case, in compliance with all Environmental Laws. Further, to the best of Obligors' knowledge, no Hazardous Materials have migrated from other properties upon, about or beneath any property now owned, leased or used by any of them.

5.12 South Norwalk Property. One of the Obligors is assuming a lease for property located at 205 Wilson Avenue in South Norwalk, Connecticut (the "South Norwalk Property"). The Obligors agree that they will remove all Collateral from the South Norwalk Property by November 15, 2001, they will not keep any Collateral at the South Norwalk Property at any time after November 15, 2001, and they will not conduct any business operations at the South Norwalk Property at any time.

SECTION 6. Negative Covenants. So long as any Obligations remain outstanding and unpaid, Obligors covenant and agree that they will not without the express written consent of Lender:

6.1 Limitation on Liens. Incur or permit to exist any lien, mortgage, security interest, pledge, charge or other encumbrance against the Property, whether now owned or hereafter acquired (including, without limitation, any lien or encumbrance relating to any response, removal or clean-up of any toxic substances or hazardous wastes), except: (a) liens, mortgages, security interests, charges or other encumbrances in favor of Lender or specifically permitted in writing by Lender; (b) pledges or deposits in connection with or to secure workers' compensation or unemployment insurance; (c) tax liens which are being contested in good faith with the prior written consent of Lender and against which, if requested by Lender, Obligors shall maintain reserves in amounts and in form (book, cash, bond or otherwise) satisfactory to Lender; (d) the liens existing on the Date of Closing which are listed on Schedule 4.5; and (e) purchase money capital leases pursuant to which the amount financed does not exceed $250,000 (less all amounts outstanding under the leases on Schedule 6.1) in any one fiscal year.

6.2 Limitation on Other Borrowing. Incur, create, assume or permit to exist any Indebtedness other than (a) Indebtedness to Lender pursuant to this Agreement, (b) Indebtedness existing on the Date of Closing which is listed on Schedule 6.2, (c) purchase money indebtedness under


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

          capital leases pursuant to which the amount financed does not exceed $250,000 (less all amounts outstanding under the leases on Schedule 6.1) in any one fiscal year, and (d) purchase money indebtedness permitted pursuant to Section 6.4.

6.3 Limitation on Contingent Liabilities. Become liable as guarantor, surety, endorser or otherwise for, or agree to purchase, repurchase or assume, any obligation of any person, firm or corporation, except for endorsement of commercial paper for deposit, collection, or discount in the ordinary course of business.

6.4 Limitation on Advances and Investments. Make or suffer to exist any advances or loans to, or any investments in (by transfers of property, contributions to capital, purchase of stock or securities or evidence of indebtedness, acquisition of assets or business or otherwise) any person, firm or corporation, including officers or employees of Obligors, other than capital expenditures permitted by Section 6.20 and acquisitions of all the stock or all or substantially all of the assets of any entity (each an "Acquisition") funded by internally generated cash, stock of Holdings or purchase money indebtedness owed to the seller of the stock or assets of such entity being acquired for which the total purchase price in any one Acquisition does not exceed $500,000 and the total purchase price for all Acquisitions in any one fiscal year does not exceed $1,000,000 and after giving effect to which no Event of Default, or event which with the giving of notice or the passage of time would constitute an Event of Default, shall have occurred.

6.5 Limitation on Fundamental Changes. Merge or consolidate with or into any other firm or corporation; dissolve or liquidate; change substantially their lines of business; change their names; convey, sell, lease or otherwise dispose of all or substantially all of their property, assets or business.

6.6 Limitation on Affiliates and Subsidiaries. Acquire, form or dispose of any Subsidiary or Affiliate or acquire all, or substantially all or any material portion of the stock or assets of any other person, firm, corporation, corporate division or business entity other than (i)
          Acquisitions permitted by Section 6.4, provided, however, that Obligors have given prior written notice thereof to Lender and have taken, at Obligors' sole cost and expense, all steps reasonably required by Lender to perfect a Lender's security interest in the stock or assets acquired, (ii) the dissolution of Adirondack or Excelsior, and (iii) the merger of Platinum into Holdings with Holdings being the surviving entity; provided, however, that Obligors have given prior written notice thereof to Lender.

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

6.7 Limitation on Changes in Management. Make or consent to a material change in the manner in which the business of the Obligors is conducted or make or consent to a change in management so that any of Timothy G. Fallon, Bruce S. MacDonald, John Baker or Peter Baker (the "Managers") are no longer actively involved in the management of the Obligors. Each Manager shall be a party to an employment contract that is satisfactory to Lender.

6.8 Limitation on Disposition of Assets. Sell, exchange or otherwise dispose of any Property, other than finished goods and inventory in the ordinary course of business and obsolete equipment no longer used or useful in the conduct of business which is replaced by equipment of at least equivalent value which is subject to a valid perfected first priority security interest in the Lender; provided, however, that Obligors need not replace any such equipment if it is unnecessary to do so in the business judgment of the Obligors and the proceeds thereof are applied to the outstanding principal balance on the Term Loan.

6.9 Limitation on Dividends and Distributions. Declare or pay any dividend (unless payable in capital stock of Holdings) or authorize or make any other distribution on or with respect to any shares of capital stock of Holdings, whether now or hereafter outstanding.

6.10 Limitation on Acquisition of Stock of Holdings. Purchase, acquire, redeem or retire, or make any commitment to purchase, acquire, redeem or retire any of the capital stock of Holdings, whether now or hereafter outstanding.

6.11 Limitation on Officer Compensation. Pay direct or indirect compensation to any officer or director, whether salary, bonus, commission, stock distribution, stock dividend, or otherwise, which would, after giving effect thereto, constitute an Event of Default hereunder.

6.12 Limitation on Transactions with Affiliates. Other than the Subordinated Debt with the Subordinated Lenders and the Subordinated Encumbrances related thereto, enter into, or be a party to, any transaction with any Affiliate (including, without limitation, transactions involving the purchase, sale or exchange of property, the rendering of services or the sale of stock) except in the ordinary course of business pursuant to the reasonable requirements of the Obligors and upon fair and reasonable terms no less favorable to the Obligors than Obligors would obtain in a comparable arm's-length transaction with a person other than an Affiliate.

6.13 Limitation on Change of Name or Location. Change their corporate names or conduct any of their business under any trade name or style other than as set forth on Schedule 4.12 or change their chief executive offices, principal places of business or other places of business or the locations of the Collateral or records relating to the Collateral from those locations set forth in Section 3.3 and Section 4.12; provided, however, that Obligors may do any of the foregoing, other than change their chief executive offices or principal places of business, if Obligors give at least thirty (30) days prior written notice thereof to Lender and take, prior to any such change, at Obligors' sole cost and expense, all steps reasonably required by Lender to maintain Lender's perfection of its first priority security interest in the Collateral.

6.14 Mandatory Prepayment. Permit the outstanding principal amount of the Revolving Line of Credit Note to exceed, at any time, five million dollars ($5,000,000) less (a) the maximum amount available to be drawn under all issued and outstanding Standby Letters of Credit (assuming all conditions for drawing have been satisfied), and (b) all amounts drawn under issued Standby Letters of Credit for which the Lender has not been reimbursed by the Obligors and, in the event any advances are outstanding in excess of such amount, prepay on any day so much of the outstanding principal amount which is in excess thereof.

6.15 Limitation on Changes in Accounting Methods. Make or consent to a material change in their method of accounting.

6.16 Senior Funded Debt to EBITDA. Permit the ratio of Senior Funded Debt to EBITDA to be greater than 3.50 to 1.00 as of the end of the fiscal quarter ending October 31, 2001 or to be greater than 3.00 to 1.00 as of the end of any fiscal quarter thereafter. This ratio shall be tested as of the end of each fiscal quarter, commencing with the fiscal quarter ending October 31, 2001, for the fiscal quarter then ended and the immediately preceding three fiscal quarters.

6.17 Debt Service Coverage Ratio. Permit its Debt Service Coverage Ratio to be less than 1.2 to 1.0. This ratio shall be tested as of the end of each fiscal quarter, commencing with the fiscal quarter ending October 31, 2001, for the fiscal quarter then ended and the immediately preceding three fiscal quarters.

6.18 Current Ratio. Permit its Current Ratio to be less than 1.0 to 1.0. This ratio shall be tested as of the end of each fiscal quarter.

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

6.19 Net Losses. Permit any Net Loss, excluding extraordinary expenses incurred in conjunction with the acquisition of Crystal Rock by Holdings and the Loans. This covenant shall be tested as of the end of the second, third and fourth fiscal quarters, for the fiscal quarter then ended, of each fiscal year.

6.20 Capital Expenditures. Permit Capital Expenditures in any fiscal year, on a non cumulative basis, to exceed the lesser of (i) $3,000,000 plus Net Income or (ii) $5,000,000; provided, however, that Capital Expenditures incurred in the acquisition of the assets of Iceberg Springs Water, Inc. shall be excluded from such calculation. This covenant shall be tested as of the end of each fiscal year, commencing with the fiscal year ending October 31, 2001.

6.21 Adirondack and Excelsior. Permit either of Adirondack or Excelsior to conduct any business, acquire any assets or incur any liabilities.

SECTION 7.    Default.
              -------

7.1 The occurrence of any of the following events will constitute an Event of Default under this Agreement:

          a. The failure by Obligors to pay any installment of principal and/or interest due under either of the Loans or any of the other Obligations when due and payable.

          b. The failure by Obligors to pay taxes, if any, due on any indebtedness under the Loans or any tax or assessment upon any collateral securing the Obligations, on or before the same shall become due and payable.

          c. The failure of Obligors (i) to observe or perform any affirmative covenant contained in Section 5 of this Agreement other than sections 5.5 and 5.7 and such failure continues for a period of thirty (30) days, provided that Obligors at all times diligently pursue the cure of such failure or (ii) to observe or perform any other covenant contained in this Agreement, including sections
               5.5 and 5.7, or in any of the other Loan Documents.

          d. The occurrence of an Event of Default under any of the other Loan Documents.

          e. The filing by or against any Obligor of any petition, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of any Obligor as a bankrupt (and if such filing is involuntary, the failure to have same dismissed within sixty (60) days from the date of filing), or the making of an assignment for the benefit of creditors, or the appointment of a receiver for any part of Obligors' properties or the admission in writing by any Obligor of its inability to pay debts as they become due.

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

          f. The breach of any material warranty or the untruth or inaccuracy of any material representation of any Obligor contained in the Loan Documents.

          g. The occurrence of a default beyond any applicable grace or cure period under, or demand for the payment of, any other note or obligation of any Obligor to Lender.

          h. The failure by any Obligor to make payment on any Indebtedness with an outstanding principal balance in excess of $25,000 due to any party other than Lender, beyond any grace period provided with respect thereto, or upon demand, or the failure to perform any other term, condition, or covenant contained in any agreement under which any such Indebtedness is created, the effect of which failure is to cause such Indebtedness to become due and payable prior to its date of maturity.

          i. The dissolution, liquidation or termination of existence of any Obligor.

          j. The passage or enforcement of any federal, state, or local law or the rendition of a final decision of any court (other than a law or decision with respect to a tax upon the general revenues of Lender) in any way directly changing or affecting either of the Loans or lessening the net income thereon in a fashion which is not corrected or reimbursed by Obligors.

          k. The passage or enforcement of any federal, state, or local law or the rendition of a final decision of any court in any way impairing Lender's ability to charge and collect the interest stated in the Notes, including without limitation, the ability to vary the interest payable under the Notes in accordance with this term.

          l. A judgment or judgments for the payment of money shall be rendered against any Obligor, any such judgment or judgments shall remain unsatisfied and in effect for a period of thirty
               (30) consecutive days without a stay of execution and either the amount of such judgment or judgments is in excess of $25,000 or any attachment or execution occurs on any property of any of the Obligors with respect to such judgment or judgments..

          m. The occurrence of a material adverse change to the Collateral or in any business, properties, condition or operations, financial or otherwise, of any Obligor.

7.2 No Further Advances. Upon the happening of any Event of Default specified above, Obligors shall not be entitled to any further advances under the Revolving Line of Credit or the issuance of any Standby Letters of Credit and, at the option of the Lender, the entire unpaid balance owed under the Loans, the Notes and the Loan Documents and under any other note or other documents evidencing the same, plus any other sums owed hereunder, shall become and shall thereafter be immediately due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by Obligors. Notwithstanding the foregoing, upon an Event of Default pursuant to Section 7.1e., the entire unpaid balance owed under the Loans, the Notes and the Loan Documents and under any other note or other documents evidencing the same, plus any other sums owed hereunder, shall automatically become and shall thereafter be immediately due and payable. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Upon the occurrence of any Event of Default, without in any way affecting Lender's other rights and remedies, or after maturity or judgment, the interest rate applicable to each of the Loans shall automatically change without notice to a floating rate per annum equal to four percentage points (4%) above the otherwise then applicable rate.

7.3 Rights of Lender. In the event of the occurrence of an Event of Default (a) Lender will have the right to take possession of the Collateral and to maintain such possession on Obligors' premises or to remove the Collateral or any part thereof to such places as Lender may desire. If Lender exercises its right to take possession of the Collateral, Obligors will, upon Lender's demand, assemble the Collateral and make it available to Lender at a place reasonably convenient to both parties; (b) Lender shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the Uniform Commercial Code; (c) Lender may sell and deliver any or all Receivables and any or all other security and Collateral held by Lender or for Lender at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at Lender's sole discretion; and (d) in

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

          addition to all other sums due Lender, Obligors will pay to Lender all costs and expenses incurred by Lender, including attorneys' fees, to obtain or enforce payment of Receivables or the Obligations, or in the prosecution or defense of any action or proceeding either against Lender or against any Obligor concerning any matter arising out of or connected with this Agreement or the Collateral or the Loan Documents or otherwise due pursuant to the terms of this Agreement. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to each Obligor at each Obligor's address as set forth herein at least five (5) days before the time of sale or other disposition. Lender may be the purchaser at any such sale, if it is public, and, in the event Lender is the purchaser, Lender shall have all the rights of a good faith, bona fide purchaser for value from a secured party after default. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Lender elects) of all Obligations, and any remaining proceeds shall be applied in accordance with the provisions of Article 9 of the Uniform Commercial Code. Obligors shall remain liable to Lender for any deficiency. Failure by Lender to exercise any right, remedy or option under this Agreement or any of the other Loan Documents or in any other agreement between any Obligor and Lender, or delay by Lender in exercising the same will not operate as a waiver by Lender unless it is in writing and signed by Lender and then only to the extent specifically stated. Neither Lender nor any party acting as Lender's attorney pursuant to this Agreement shall be liable for any error of judgment or mistake of fact or law. Lender's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Lender may have. Nothing in this Agreement shall be construed to modify or limit the unconditional right of Lender in its sole discretion to demand full or partial payment of the principal of, and interest on, any demand Obligation. The right to make demand on any such demand Obligation shall exist whether or not Obligors are in compliance with the covenants or conditions contained in this Agreement or in any other agreements between Obligors and Lender.

7.4 Collection of Receivables. Upon the occurrence of an Event of Default, Lender or its designee may notify customers or account debtors of Obligors at any time, that Receivables have been assigned to Lender or of Lender's security interest therein and collect them directly and charge the collection costs and expenses to Obligors' account.

7.5 Power of Attorney. Obligors appoint Lender, or any other person whom Lender may designate as its attorney, with power following the occurrence of an Event of Default: to endorse Obligors' names on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; to sign Obligors' names on any invoice or bill of lading relating to any Receivables, on notices of assignment, financing statements, and other public records, on verifications of accounts and on notices to customers; to notify the post office authorities to change the address for delivery of Obligors' mail to an address designated by Lender; to send requests for verification of Receivables to customers or account debtors; and to do all things necessary to carry out this Agreement. Obligors ratify and approve all acts of the attorney. Neither Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivables assigned to Lender or in which Lender has a security interest remain unpaid or until the Obligations have been fully satisfied. Lender may file one or more financing statements disclosing Lender's security interest without Obligors' signatures appearing thereon.

SECTION 8.  Miscellaneous.
            -------------

8.1 Indemnification. In consideration of Lender's execution and delivery of this Agreement and Lender's making of the Loans hereunder and in addition to all other obligations of Obligors under this Agreement, each Obligor hereby agrees to defend, protect, indemnify and hold harmless Lender, its successors, assigns, officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitees are a party to any action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnifiable Liabilities") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) the execution, delivery, performance or enforcement of this Agreement and the other Loan Documents and any instrument, document or agreement executed pursuant hereto to any of the Indemnitees; (b) Lender's status as lender to, or creditor of, any of the Obligors; or (c) the operation of Obligors' business from and after the date hereof, provided that Obligors shall not be required to indemnify any of the Indemnitees for any
          Indemnifiable Liabilities resulting from the gross negligence or willful misconduct of Lender or any of the other Indemnitees. To the extent that the foregoing undertaking by Obligors may be unenforceable for any reason, each Obligor shall make the maximum contribution to the payment and satisfaction of each of the Indemnifiable Liabilities which is permissible under applicable law.

8.2 Setoff. All sums at any time standing to Obligors' credit on the books of Lender, Manufacturers and Traders Trust Company, or any other Participant (as defined below) or upon or in which Lender, Manufacturers and Traders Trust Company or any other Participant has a lien or security interest shall be security for all of the Obligations. In addition to and not in limitation of the above, with respect to any deposits or Property of any Obligor in the possession or control of Lender, Manufacturers and Traders Trust Company or any other Participant, now or in the future, such party shall have the right, if an event which constitutes or which with notice or lapse of time, or both, would constitute an Event of Default under this Agreement or any of the other Loan Documents has occurred, to setoff all or any portion thereof, at any time, against any Obligations hereunder, even though unmatured, without prior notice or demand to any Obligor. The Obligors acknowledge that Manufacturers and Traders Trust Company is purchasing a participation interest in the Loans and the provisions of this paragraph are for the benefit of Manufacturers and Traders Trust Company, and as an inducement to Manufacturers and Traders Trust Company to purchase such participation interest.

8.3 Sale of Participation Interests. Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Obligors, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Lender's obligation to lend hereunder and/or any or all of the Loans. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Obligors, Lender shall remain responsible for the performance of its obligations hereunder and Obligors shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Loan Documents. Lender may furnish any information concerning Obligors in its possession from time to time to prospective Participants, providing that Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

8.4 No Waiver. No course of dealing between Obligors and Lender and no failure to exercise or delay in exercising on the part of Lender any right, power or privilege under the terms of this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further privilege. The Lender shall not be deemed to have waived any of its rights upon or under Obligations or the Collateral unless such waiver be in writing and signed by the Lender. The rights and remedies provided herein or in any other agreement are cumulative and not exclusive or in derogation of any rights or remedies provided in and thereof, by law or otherwise.

8.5 Cross-Collateralization. All collateral which Lender may at any time acquire from Obligors or from any other source in connection with the Obligations arising under this Agreement and the other Loan Documents shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations and all Obligations, however and whenever incurred, shall be secured by all collateral however and whenever acquired, and Lender shall have the right, in its sole discretion, to determine the order in which Lender's rights in or remedies against any collateral are to be exercised and which type of collateral or which portions of collateral are to be proceeded against and the order of application of proceeds of collateral as against particular Obligations.

8.6 Cross-Default. Obligors acknowledge and agree that a default under any one of the Loan Documents shall constitute a default under each of the other Loan Documents.

8.7 Survival of Agreements. All agreements, representations and warranties made herein, in any agreement and in any statements, notices, invoices, certificates, schedules, documents or other instruments delivered to Lender in connection with this Agreement or any other agreement shall survive the making of the Loans and advances hereunder.

8.8 Further Documents. Obligors agree that, at any time or from time to time upon written request of Lender, Obligors will execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to fully effect the purposes of this Agreement and the other Loan Documents.

8.9 Entire Agreement; Governing Law. This Agreement and the documents referred to herein constitute the entire agreement of the parties and may not be amended orally and they shall be construed and interpreted in accordance with the laws of the State of Connecticut, including its conflict of laws principles.

8.10 Consent to Jurisdiction. Each Obligor hereby acknowledges that the underlying transactions to which this Agreement and the other Loan Documents relate concern the making, now or in the future, of loans and advances to the Obligors and that said obligations of the Obligors are primarily to be performed in the State of Connecticut. The Obligors agree that the execution of this Agreement and the other Loan

          Documents and the rights and obligations of the parties hereunder and thereunder shall be deemed to have a Connecticut situs and each Obligor shall be subject to the personal jurisdiction of the courts of the State of Connecticut with respect to any action the Lender, its successors or assigns, may commence hereunder. Accordingly, each Obligor hereby specifically and irrevocably consents to the jurisdiction of the courts of the State of Connecticut with respect to all matters concerning this Agreement, the other Loan Documents, the Notes or the enforcement of any of the foregoing.

8.11 Joint and Several Liability. All obligations, covenants and agreements of the Obligors pursuant to this Agreement or any of the other Loan Documents shall be the joint and several obligations, covenants and agreements of each of the Obligors.

8.12 Successors. All rights of Lender hereunder shall inure to the benefit of its successors and assigns, and all Obligations of Obligors shall bind their successors and assigns.

8.13 Expenses. Obligors will pay all expenses arising out of the preparation, administration, amendment, protection, collection and/or other enforcement of this Agreement, the other Loan Documents, the Collateral or security interest granted hereunder or thereunder and the Notes (including, without limitation, reasonable counsels' fees).

8.14 Payments. The acceptance of any check, draft or money order tendered in full or partial payment of any Obligation hereunder is conditioned upon and subject to the receipt of final payment in cash.

8.15 Exhibits and Schedules. All exhibits and schedules referred to herein and annexed hereto are hereby incorporated into this Agreement and made a part hereof.

8.16 Acknowledgment of Copy, Use of Proceeds. Obligors acknowledge receipt of copies of the Notes and Guaranties and attest, represent and warrant to Lender that advances made under the Loans are to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System.

8.17 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

8.18 Notices. Any written notice required or permitted by this Agreement may be delivered by depositing it in the U.S. mail, postage prepaid or with a nationally recognized overnight courier service or by facsimile addressed to the Obligors or Lender at the addresses set forth at the beginning of this Agreement. If any notice is sent to Lender pursuant to this paragraph, it should be sent to the attention of: Robert E. Teittinen, Vice President, Webster Bank, 145 Bank Street, Waterbury, Connecticut 06702 and a copy thereof should be sent to Manufacturers and Traders Trust Company, 135 Main Street, Nyack, New York 10960
          Attn: Michael Weinstock, Vice President.

8.19 Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

8.20 Amendment and Restatement; Effective Date. This Agreement is executed in substitution for, and not in satisfaction of, the Original Loan and Security Agreement and amends and restates the provisions thereof. Nothing contained herein shall operate to release any Obligor from its liability to pay all of the Obligations and to keep and perform the terms, conditions, obligations and agreements contained herein and in the Loan Documents. Each Obligor hereby acknowledges and agrees that it has no defense, offset, recoupment or counterclaim with respect to any of the indebtedness owing to Lender and each Obligor hereby releases Lender from any and all liability arising directly or indirectly with respect to any and all actions taken by Lender relating to the Original Loan and Security Agreement and the transactions contemplated therein. This Agreement is to become effective as of the date in the first paragraph of this Agreement (the "Effective Date") but only upon the simultaneous consummation of the acquisition of the assets of Iceberg Springs Water, Inc. by the Obligors. Notwithstanding anything herein to the contrary, if on the Effective Date (i) for any reason the acquisition of the assets of Iceberg Springs Water, Inc. by the Obligors does not take place, (ii) any of the representations, warranties and general covenants contained in this Agreement are no longer true and accurate, or (iii) any Event of Default or event, which with the passage of time or the giving of notice, or both, would constitute an Event of Default shall have occurred, then this Agreement shall not become effective for any purpose and the Original Loan and Security Agreement shall continue in full force and effect without amendment.

8.21 WAIVER OF RIGHT TO PREJUDGMENT REMEDY NOTICE AND HEARING. OBLIGORS ACKNOWLEDGE THAT LENDER MAY HAVE RIGHTS AGAINST THEM, NOW OR IN THE FUTURE, IN ITS CAPACITY AS CREDITOR OR IN ANY OTHER CAPACITY. SUCH RIGHTS MAY INCLUDE THE RIGHT TO DEPRIVE OBLIGORS OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF THEIR PROPERTY; AND IN THE EVENT LENDER DEEMS IT NECESSARY TO EXERCISE ANY OF SUCH RIGHTS PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST ANY OBLIGOR, OR OTHERWISE, SUCH OBLIGOR MAY BE ENTITLED TO NOTICE AND/OR HEARING UNDER THE
          CONSTITUTION OF THE UNITED STATES AND/OR STATE OF CONNECTICUT, CONNECTICUT STATUTES (TO DETERMINE WHETHER OR NOT LENDER HAS PROBABLE CAUSE TO SUSTAIN THE VALIDITY OF LENDER'S CLAIM), OR THE RIGHT TO NOTICE AND/OR HEARING UNDER OTHER APPLICABLE STATE OR FEDERAL LAWS PERTAINING TO PREJUDGMENT REMEDIES, PRIOR TO THE EXERCISE BY LENDER OF ANY SUCH RIGHTS. OBLIGORS EXPRESSLY WAIVE ANY SUCH RIGHT TO
          PREJUDGMENT REMEDY NOTICE OR HEARING TO WHICH OBLIGORS MAY BE ENTITLED. THIS SHALL BE A CONTINUING WAIVER AND REMAIN IN FULL FORCE AND EFFECT SO LONG AS OBLIGORS ARE OBLIGATED TO LENDER.

8.22 Waivers. Each Obligor hereby waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to this Agreement, the other Loan Documents, the Obligations and the Collateral, each Obligor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. The Lender may exercise its rights with respect to the

          Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Each Obligor waives all suretyship defenses with respect to the Notes, the Loans, the Obligations and all other matters arising from or relating to the Loans and the Loan Documents.

8.23 WAIVER OF RIGHT TO JURY TRIAL. EACH OBLIGOR AND LENDER HEREBY WAIVE TRIAL BY JURY AND THE RIGHT TO TRIAL BY JURY IN ALL ACTIONS OR PROCEEDINGS BETWEEN THEM IN ANY COURT ARISING OUT OF OR RELATING TO THIS AGREEMENT, ITS VALIDITY OR INTERPRETATION. THIS SHALL BE A CONTINUING WAIVER AND REMAIN IN FULL FORCE AND EFFECT SO LONG AS OBLIGORS ARE OBLIGATED TO LENDER.

     In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.

WITNESS:


__________________________                     VERMONT PURE HOLDINGS, LTD.


__________________________                     By:____________________________
                                                  Name: Peter K. Baker
                                                  Title: President



__________________________                     CRYSTAL ROCK SPRING WATER COMPANY


__________________________                     By:____________________________
                                                  Name: Peter K. Baker
                                                  Title: President

__________________________                     PLATINUM ACQUISITION CORP.


__________________________                     By:____________________________
                                                  Name: Peter K. Baker
                                                  Title: President



__________________________                     VERMONT PURE SPRINGS, INC.


__________________________                     By:____________________________
                                                  Name: Peter K. Baker
                                                  Title: President


__________________________                     WEBSTER BANK


__________________________                     By:____________________________
                                                  Name: Robert E. Teittinen
                                                  Title: Vice President

                                   EXHIBIT 2.1

                                    Term Note

                                   EXHIBIT 2.2

                          Revolving Line of Credit Note

                                 EXHIBIT 2.2A-1

                                 2001 Term Note

                                 EXHIBIT 2.2A-2

                            Iceberg Letter of Credit

                                  Schedule 3.3
                   Locations of Collateral other than Premises

70 WEST RED OAK LANE                        200 COMMERCIAL STREET
WHITE PLAINS, NY 10604-3602                 WATERTOWN, CT 06795
(914) 697-4727

22 VETERAN'S LANE, SUITE 102
PLATTSBURGH, NY 12901
(518) 566-8113

87 HOLLY COURT
WILLISTON, VT 05495
(800) 639-3047

1344 UNIVERSITY AVE                         PUBLIC WAREHOUSE LOCATIONS
SUITE 8000
ROCHESTER, NY 14607                         RSD WAREHOUSE SERVICES, INC
(716) 244-5220                              601 OLD RIVER ROAD
                                            WHITE RIVER JCT, VT 05001
14 JEWEL DRIVE, UNIT E                      (802) 291-7272
WILMINGTON, MA 01887
(800) 564-0125                              JCT ASSOCIATES, INC
                                            95 LEGGETT STREET
1050 BUCKINGHAM ST                          EAST HARTFORD, CT 06108
WATERTOWN, CT 06795                         (860) 282-7555
(860) 945-0661

313 LONG RIDGE ROAD
STAMFORD, CT
(860) 945-0661

11 CORPORATE DRIVE
HALFMOON, NY 12065
(518) 373-2972

840 AERO DRIVE
BUFFALO, NY 14225
(716) 683-2365

6486 RIDINGS ROAD
SYRACUSE, NY 13206
(315) 471-9057

                                  Schedule 4.5


Section A

The following mortgages, security interests, pledges, liens, encumbrances, or other charges listed in this Section A (the "Prior Encumbrances") are prior in right and priority to the mortgages and security interests of the Bank:

1. Mortgage given to Janet Messier on October 8, 1991 on the premises at Chase Road in Randolph, Vermont maturing December 1, 2006. Secured by the property.

2. Lease with The CIT Group n/k/a Lease Plan in connection with the lease of two trucks. The amount due through October 18, 2001 is $11,296. Secured by a UCC-1 Financing Statement filed with the Vermont Secretary of State as filing number 98-99831.

3. Truck Lease Agreement with Associates Leasing, Inc. n/k/a CitiCapital. The amount outstanding on October 18, 2001 is $46,604. Secured by a UCC-1 Financing Statement filed with the Vermont Secretary of State as filing number 99-110951.

4. Lease with Wells Fargo Financial Leasing Inc., successor to Norwest Leasing. The amount outstanding on October 18, 2001 is approximately $5,094. Secured by a UCC-1 Financing Statement filed with the Vermont Secretary of State as filing number 99-115271.



Section B

     The following mortgages, security interests, pledges, liens, encumbrances, or other charges listed in this Section B (the "Subordinated Encumbrances") are subordinate in right and priority to the mortgages and security interests of the Bank:

     Loan from the Town of Randolph through a Community Development Block Grant in October, 1993 secured by real and personal property in Randolph, Vermont and subordinated to the Bank in an agreement agreed to on October 3, 2000. The amount outstanding as of September 30, 2001 was $257,498.

     The security interests granted to the Subordinated Lenders in the Subordinated Lenders' Collateral, as defined in those certain Subordination and Pledge Agreements dated October 5, 2000 among the Bank and the Subordinated Lenders.

                                  Schedule 4.6

                                   Litigation


1. Michelle L. Brackett v. Vermont Pure Springs, Inc. and James W. Roat Supreme Court of New York, Index No. 9902642, filed September 21, 1999 Judgment in the amount of $325,000 against Vermont Pure Springs, Inc. is insured and is under appeal.

2. New York State Department of Finance and Taxation Routine audit related to sales tax for the period 3/1/97-2/28/00, pending Crystal Rock Spring Water Company franchise tax audit for period 11/97 through 10/00

3. Vermont Pure Holdings, Ltd. v. DesCartes Systems Group, Inc. and Endgame Solutions, Inc., United States District Court, Burlington, VT There is an agreement to enter binding arbitration which is to be conducted in the Winter of 2002

4. Connecticut Department of Revenue Services Routine sales tax audit - Vermont Pure Springs, Inc.

5.   Connecticut   Department  of  Labor  Discrimination  Claim,  Complaint  No.
     FM2001-38

                                  Schedule 4.12



                          Trade names for each Obligor



                                      None

                                  Schedule 4.14

               Agreements pertaining to purchase or sale of stock

1.   See attached list of outstanding Options and Warrants.

2. Common Stock Warrant issued to CoreStates Bank as of April 8, 1998 to purchase a variable number of shares at a variable purchase price, each as determined by the formula set forth therein.

3. Non-Incentive Stock Option Agreement between Holdings and The Greatwater Company dated March 10, 1997 to purchase 42,187 shares of Holding's Common Stock at $2.8125/ea.

4. Registration Rights Agreement between Holdings and CoreStates Bank, dated April 8, 1998.

5. Stock Issuance and Registration Rights Agreement between Holdings and Vermont Coffee Time, Inc. dated January 5, 1998.

                                  Schedule 4.22

                         Property not owned by Obligors

Vermont Pure:
1999 Chevy Suburban, Smartlease by GMAC
VIN 3GNFK16R4XG218875

1999 Chevy Blazer, Smartlease by GMAC
VIN 1GNDT13W7X2122164

1999 Chevy Lumina, Smartlease by GMAC

VIN 2G1WL52M0X9266030

2000 Chevy Blazer, Smartlease by GMAC
VIN 1GNDT13W1Y2131301

1999 Chevy Blazer, Smartlease by GMAC
VIN 1GNDT13W3X2160202

1999 Chevy Lumina, Smartlease
VIN 2G1WL52M6X9136589

1999 Chevy Blazer, Smartlease by GMAC
VIN 1GNDT13W7X2159831

1999 Chevy Blazer, Smartlease by GMAC
VIN 1GNDT13W6X2125590

1999 Chevy Lumina, Smartlease by GMAC
VIN 1G1WL52M1X9254873

1999 Chevy Malibu, Smartlease
VIN 1G1ND52JXX6276571

2000 Chevy Malibu, Smartlease
VIN 1G1ND52J6Y6143744

2000 Int'l , Buffalo, NY
VIN 1HTSCAANOYH233179

Baler, Pet Plant

Gateway Computers, RT66 Randolph, VT

Software, Hardware, & Svcs, Descartes
Softech Financial, various locations

Delivery Vehicles Acquired from Perrier

Citicorp Leasing, Inc. - Ryder trucks (12)

DeCarolis Truck Rental, vehicle #4760





Crystal Rock:

--------------------------------------------------------------------------------

Pitney Bowes                                 Postage Machine & Scale
--------------------------------------------------------------------------------

Pitney Bowes                                 Copier
--------------------------------------------------------------------------------

InPaco/Liqui-Box                             1000 SL Filler
--------------------------------------------------------------------------------

InPaco/Liqui-Box                             350 HT Filler
--------------------------------------------------------------------------------

Archives Mgmt                                Warehouse Space
--------------------------------------------------------------------------------

Chase                                        Lincoln Navigator
--------------------------------------------------------------------------------

Ford                                         Ford Contour LX
--------------------------------------------------------------------------------

GMAC                                         Cadillac DeVille
--------------------------------------------------------------------------------

Ford                                         Lincoln Continental
--------------------------------------------------------------------------------

                                  Schedule 4.26


VERMONT PURE HOLDINGS, LTD
Type of organization:  corporation
State of organization: Delaware
Organizational identification number: 3215737
Federal Employer Identification number: 03-0366218

CRYSTAL ROCK SPRING WATER COMPANY
Type of organization:  corporation
State of organization: Connecticut
Organizational identification number: 0011840
Federal Employer Identification number: 06-0798121

PLATINUM ACQUISITION CORP.
Type of organization:  corporation
State of organization: Delaware
Organizational identification number:  2219226
Federal Employer Identification number: 06-1325376

VERMONT PURE SPRINGS, INC.
Type of organization:  corporation
State of organization: Delaware
Organizational identification number: 2268977
Federal Employer Identification number: 03-0330521

                                  Schedule 5.10



                              Plans of the Obligors





1.       Vermont Pure Holdings Health and Welfare Plan

2.       Vermont Pure Holdings Retirement and Profit Sharing Plan

3.       1998 Incentive and Non-Statutory Stock Option Plan

4.       Vermont Pure Holdings, Ltd. 1999 Employee Stock Purchase Plan

5.       1993 Performance Equity Plan

                                  Schedule 6.1



                             Existing Capital Leases

 1. Lease with The CIT Group n/k/a Lease Plan in connection with the lease of two trucks. The amount due through October 18, 2001 is $11,296. Secured by a UCC-1 Financing Statement filed with the Vermont Secretary of State as filing number 98-99831.

          See attached documentation.

 2        Truck Lease Agreement with Associates Leasing, Inc. n/k/a CitiCapital.
          The amount outstanding on October 18, 2001 is $46,604. Secured by a UCC-1 Financing Statement filed with the Vermont Secretary of State as filing number 99-110951.

          See attached documentation.

 3 Lease with Wells Fargo Financial Leasing Inc., successor to Norwest Leasing. The amount outstanding on October 18, 2001 is approximately $5,094. Secured by a UCC-1 Financing Statement filed with the Vermont Secretary of State as filing number 99-115271.

          See attached documentation.

                                  Schedule 6.2

                             Permitted Indebtedness


1. Mortgage to Janet Messier dated October 8, 1991 on the premises at Chase Road in Randolph, Vermont maturing December 1, 2006. The amount outstanding on July 31, 2000 was $42,621. Secured by the property.

2. Note to Bradford Keene dated August 27,1997, maturing August 31, 2002, in conjunction with the acquisition of Excelsior Springs Water Co.. The amount outstanding on July 31, 2000 was $3,949. Unsecured.

3. Note to Roger Dunham dated August 27,1997, maturing August 31, 2002, in conjunction with the acquisition of Excelsior Springs Water Co. The amount outstanding on July 31, 2000 was $11,846. Unsecured.

4. Note to Drew Abrams dated August 27,1997, maturing August 31, 2002, in conjunction with the acquisition of Excelsior Springs Water Co. The amount outstanding on July 31, 2000 was $7,897. Unsecured.

5. Notes to Henry, Joan, John, Peter Baker and a Baker family trust totaling $22,600,000, maturing October 5, 2007. Subordinated to Webster Bank.

6. Loan from the Town of Randolph through a Community Development Block Grant in October, 1993 secured by real and personal property in Randolph, Vermont and subordinated to the Bank in an agreement agreed to on October 3, 2000. The amount outstanding as of September 30, 2001 was $257,498.

7. Lease with The CIT Group n/k/a Lease Plan in connection with the lease of two trucks. The amount due through October 18, 2001 is $11,296. Secured by a UCC-1 Financing Statement filed with the Vermont Secretary of State as filing number 98-99831.

8. Truck Lease Agreement with Associates Leasing, Inc. n/k/a CitiCapital. The amount outstanding on October 18, 2001 is $46,604. Secured by a UCC-1 Financing Statement filed with the Vermont Secretary of State as filing number 99-110951.

9. Lease with Wells Fargo Financial Leasing Inc., successor to Norwest Leasing. The amount outstanding on October 18, 2001 is approximately $5,094. Secured by a UCC-1 Financing Statement filed with the Vermont Secretary of State as filing number 99-115271.